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                          CERTIFICATE OF INCORPORATION

                                       OF

                          IRI INTERNATIONAL CORPORATION


         The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

         FIRST:    The name of the Corporation is IRI International Corporation
(hereinafter referred to as the "Corporation").

         SECOND:   The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 229 South Street, Dover, Kent County, Delaware.

         THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   The total number of shares of all classes of stock that the
Corporation is authorized to issue is 1,080,000 shares, consisting of 1,000,000 shares of Common Stock, par value $1.00 each (hereinafter referred to as the "Common Stock"), and 80,000 shares of Preferred Stock, par value $1.00 each (herein after referred to as the "Preferred Stock").

                               I. Preferred Stock

         1.  Dividends

         1.A. General Dividend Obligation. When and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of Preferred Stock, out of the assets of the Corporation available for the payment of dividends, cumulative, preferential cash dividends at the rates and times provided for in this Paragraph 1.

         1.B. Payment of Dividends. Dividends shall be payable on each outstanding share of Preferred Stock at the rate of $10 per annum, payable quarterly on each Dividend Payment Date to the holders of record on the respective dates fixed for such purposes by the Board of Directors in advance of each Dividend Payment Date, provided, however, that the holder of record of shares of Preferred Stock on the date such Preferred Stock is transferred to the Corporation in payment of the exercise price of Warrants in accordance with the Warrant Certificate (as defined in Section 6 of Article II of this Certificate of Incorporation), shall be
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entitled to any accrued and unpaid dividends on such shares of Preferred Stock to the date of such transfer, when such dividends are declared and paid. The initial dividend on the outstanding shares of Preferred Stock shall be prorated from the date of issuance to the first Dividend Payment Date. Such dividends shall be cumulative, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividend shall become payable or at any other time) surplus, net profits or other assets of the Corporation legally available for the payment of dividends.

         1.C. Dividend Preference. So long as any shares of Preferred Stock shall remain outstanding, no Junior Securities shall be acquired or redeemed by the Corporation or any Subsidiary, except, in the case of the Corporation, for shares of Common Stock pursuant to Section 4 or Section 6 of a Stock Transfer and Repurchase Agreement dated as of July 31, 1985 among the Corporation and the certain stockholders named therein, nor shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Securities by the Corporation, if at any time any dividend which shall have become payable on any share of Preferred Stock shall remain unpaid. A conversion of a convertible security, or the exercise of a right to acquire a security, by the holder thereof shall not for this purpose be deemed an acquisition or redemption of the security so converted.

         2. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) $100 in cash for each share of Preferred Stock outstanding, plus full accrued, unpaid, cumulative dividends (whether or not earned or declared) to the date of payment. If, upon any liquidation, dissolution or winding up of the Corporation, or any similar distribution of assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the amounts payable with respect to Preferred Stock and any other shares of capital stock of the Corporation ranking as to such distribution on a parity with Preferred Stock are not paid in full, holders of Preferred Stock and of such other capital stock will share ratably in any such distribution of assets of the Corporation in accordance with the sums which would be payable in respect of such shares if all sums payable were discharged in full. After payment to the holders of the Preferred Stock of the full preferential amounts to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in and distribution of assets of the Corporation. Neither the


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consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Paragraph 2, provided that such transaction does not effect a return of capital to the Corporation's stockholders.

         3. Voting Rights. Except as otherwise provided by law, holders of shares of Preferred Stock shall not be entitled to vote on any matter relating to the business or affairs of the Corporation or for any other purpose.

         4.  Redemption.

         4.A. Optional Redemptions. The Corporation may, at its option, purchase or redeem shares of Preferred Stock in the manner, upon the notice and with the effect specified in paragraph 4A hereof from time to time after July 31, 1990, either in whole or in such portions as from time to time the Board of Directors of the Corporation may determine in accordance with the By-laws of the Corporation.

         4.B. Redemption Price. For each share of Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Paragraph 4, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment) an amount (the "Redemption Price") equal to $100 per share, plus the sum of money equivalent to all accrued and unpaid dividends (whether or not earned or declared) thereon to and including the Redemption Date.

         4.C. Redeemed or Otherwise Acquired Shares to be Cancelled. Any shares of Preferred Stock redeemed pursuant to this Paragraph 4 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued, sold or transferred; and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

         4.D. Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions under this Paragraph 4 shall be determined by the Board of Directors in accordance with the By-laws of the Corporation. In case less than all the shares represented by any share certificate are


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redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         4.E. Notice of Redemption. Notice of any redemption of Preferred Stock, specifying the time and place of redemption an the Redemption Price shall be mailed by certified or registered mail, return receipt requested, to each holder of record of the shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than twenty (20) days prior to the date on which such redemption is to be made; if less than all the shares of the Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares and the certificate numbers thereof which are to be redeemed. Upon mailing any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all of the shares of Preferred Stock therein specified.

         4.F. Dividends After Redemption Date. No share of Preferred Stock shall be entitled to any dividend payable after its Redemption Date, and no such Redemption Date all rights of the holder of such share, as a shareholder of the Corporation by reason of the ownership of such share, shall cases, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not be deemed to be outstanding after such Redemption Date. The occurrence of such Redemption Date shall not, however, affect the obligation of the Corporation to pay dividends theretofore payable on such share but not paid prior to such Redemption Date, as provided in paragraph 4B.

         4.G. Limitations. The Corporation shall not redeem any shares of Preferred Stock at any time outstanding unless all dividends theretofore payable on the Preferred Stock through the Dividend Payment Date next preceding or coinciding with the Redemption Date shall have been paid.

         5. Conversion. Shares of Preferred Stock shall not be convertible into shares of any other class of stock of the Corporation.

         6. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for registration shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be


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registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to be surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the surrendered certificate.

         7.  Replacement.

           (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft, destruction or mutilation, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expenses) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the lost, stolen, destroyed or mutilated certificate.

           (ii) The term "outstanding" when used in this Certificate of Incorporation with reference to shares of Preferred Stock as of any particular time shall not include any shares represented by any certificate in lieu of which is new certificate has been executed and delivered by the Corporation in accordance with Paragraph 6 or this Paragraph 7, but shall include only those shares represented such new certificate.

         8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

           (i) "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 in each year, commencing with November 1, 1985.

           (ii) "Junior Security" means the Common Stock, and any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue as to which the Preferred Stock has preference over with respect to the payment of dividends or rights upon the dissolution, liquidation or winding up of the Corporation or the distribution of assets to its stockholders by way of return of capital.



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           (iii) "Person" means and includes an individual, a partnership, a corporation, a trust, a joint Venture, an unincorporated organization and a government or any department or agency thereof.

           (iv) "Redemption Date" means as to any share of Preferred Stock redeemed pursuant to Paragraph 4 hereof the date specified in the notice of redemption, provided that for purposes of Paragraph 4F, no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid or tendered on such date.

           (v) "Subsidiary" means any corporation at least 50% of the voting stock of every class of which shall, at the time as of which any determination is being made, be owned by the Corporation either directly or through one or more Subsidiaries.

                                II. Common Stock

         1. Dividends. Holders of Common Stock shall be paid dividends when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation available for the payment of dividends.

         2. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

         3.  Replacement.

           (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing one or more shares of Common Stock and, in the case of any loss, theft, destruction or mutilation, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such


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certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the lost, stolen, destroyed, or mutilated certificate.

           (ii) The term "outstanding" when used in this subdivision with reference to the shares of Common Stock as of any particular time shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Paragraph 2 or this Paragraph 3, but shall include only those shares represented by such new certificate.

         4. Voting Rights. Except as otherwise provided by law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

         5. Preemption. Holders of shares of Common Stock shall not, as such, have preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation of any class now or hereafter authorized or issued by the Corporation.

         6.  Warrants.

         6.A. General. Except as expressly provided otherwise in the Warrant Certificate (as defined below), each certificate representing a share of Common Stock issued pursuant to the Stockholder Agreement dated as of July 30, 1985 among Ingersoll- Rand Company, Ingersoll-Rand Oilfield Products Company and Dresser Industries, Inc. (the "Stockholder Agreement") shall have attached thereto a warrant certificate (a "Warrant Certificate") substantially in the form of Exhibit 2.1 to the Stockholder Agreement certificating that the holder thereof is the registered holder of warrants ("Warrants") to purchase, on the terms and subject to the conditions contained therein, Common Stock. The number of Warrants represented by a Warrant Certificate initially shall equal four times the number of shares of Common Stock represented by the Common Stock certificate to which such Warrant Certificate is attached No Warrant Certificate may be detached from its Common Stock certificate, and Warrants shall not be transferrable except by and in connection with the transfer of the shares of Common Stock represented by the Common Stock certificate to which the Warrant Certificate evidencing such Warrants is attached. The Warrants, on the terms and subject to the conditions contained in the Warrant Certificate evidencing such Warrants, shall entitle the holders thereof to purchase


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fully paid and non-assessable whole shares of Common Stock. Such right to purchase Common Stock, as to any particular Warrant, shall not be exercisable on or before July 31, 990 and shall terminate at 5:00 P.M., Pampa, Texas time, on July 31, 1995.

         6.B. Reservation and Availability of Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock issued upon due exercise of Warrants shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issues thereof. The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock, issuable upon exercise of all of the Warrants then outstanding, together with the total number of shares of Common Stock reserved for any purpose other than issuance upon due exercise of Warrants, would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation. If any shares of Common Stock required hereby to be reserved for the purpose of issue upon due exercise of Warrants require registration with, or approval of, any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933 or any state securities law) before such shares may be issued upon such exercise, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered.

         6.C. Stock Transfer Books. The Corporation will not close its books against the transfer of any share of Common Stock in any manner which interferes with the timely exercise of a Warrant.

         FIFTH:    The name and address of the incorporator are R.G. Dickerson
229 South State Street, Dover, Delaware 19901

         SIXTH:    The Board of Directors of the Corporation, acting by the
affirmative vote of not less than all of the Directors of the Corporation, and the stockholders of the Corporation, acting by the affirmative vote (by written consent or otherwise) of (a) holders of record of not less than 90% of the issued and outstanding shares of Common Stock are held by Unaffiliated Stockholders as of the applicable date for the determination of stockholders entitled to vote thereon or consent thereto, Unaffiliated Stockholders who or which are holders of record of not less than a majority of the total number of issued and outstanding shares of Common Stock held by all Unaffiliated Stockholders, each may alter, amend or repeal any provision of


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the By-Laws of the Corporation. For purpose of this Article SIXTH, an
"Unaffiliated Stockholder" shall mean any individual, partnership, corporation or other entity (a "person") who or which, as of the date on which such determination is made; (a) is not the beneficial owner, directly or indirectly, of more than 35% of the issued and outstanding shares of Common Stock; or (b) does not directly or indirectly, control such a beneficial owner of Common Stock or is not, directly or indirectly, controlled by, or under common control with, such a beneficial owner of Common Stock.

         SEVENTH: This Certificate of Incorporation may be amended, and a provision hereof may be modified or repealed, only by the stockholders of the Corporation, acting by the affirmative vote (by written consent or otherwise) of
(a) holders of record of not less than 90% of the issued and outstanding shares of Common Stock and (b) if 4% or more of the total number of issued and outstanding shares of Common Stock are held by Unaffiliated Stockholders as of the applicable date for the determination of stockholders entitled to vote thereon or consent thereto, Unaffiliated Stockholders who or which are holders of record of not less than a majority of the total number of issued and outstanding shares of Common Stock held by all Unaffiliated Stockholders. For purpose of this Article SEVENTH, the term "Unaffiliated Stockholder" shall have the meaning ascribed to it in Article SIXTH.

         EIGHTH:   Except as otherwise provided by law or by Article SIXTH or
SEVENTH of this Certificate of Incorporation, all matters submitted to a meeting of stockholders shall be decided by vote of holders of record, present in person or by proxy, of not less than 90% of the issued and outstanding shares of Common Stock. At any meeting of stockholders, the holders of record, present in person or by proxy, of not less than 80% of the issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on July 30, 1985.

                                            /s/R.G. Dickerson
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                                            R.G. Dickerson
                                            Sole Incorporator



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